Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses of The AES Corporation:

(1)	Registration Statements No. 333-156242, 333-49262, 333-26225, 333-28883, 333-28885, 333-30352, 333-38535, 333-57482, 333-66952, 333-66954, 333-82306, 333-83574, 333-84008, 333-97707, 333-108297, 333-112331, 333-115028, 33-44498, 333-156242, 333-150508 and 333-135128 on Form S-8;
(2)	Registration Statement No. 333-64572 on Form S-3;
(3)	Registration Statements No. 333-38924, 333-40870, 333-44698, 333-46564, 333-37924 and 333-83767 on Form S-3/A, and
(4)	Registration Statements No. 333-45916, 333-49644, 333-43908 and 333-147951, on Form S-4/A

of our report dated February 26, 2009 (except for Notes 1, 8, 14, 15 and 17 related to the effect of the adoption of Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” and the change in reportable segments, as to which the date is September 14, 2009) with respect to the consolidated financial statements and schedule of The AES Corporation for the year ended December 31, 2008, which report appears in the current report on Form 8-K of The AES Corporation dated September 14, 2009.

/s/ Ernst & Young LLP

McLean, Virginia

September 14, 2009